Exhibit 99.1

Trilogy Metals Provides an Update on the Strategic Equity Investment by the U.S. Department of War

VANCOUVER, BC, Aug. 3, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") is pleased to provide an update on the previously announced strategic equity investment by the U.S. Department of War (the "DOW") of approximately US$35.6 million to advance exploration and development of the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. Discussions with the DOW continue and the letter of intent signed in October 2025 remains in effect.

U.S. Securities Act Disclaimer

The proposed offer and sale of the securities as described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. This news release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most prospective known copper-dominant districts in the world. It hosts polymetallic volcanogenic massive sulfide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals' vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

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Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding discussions with the DOW are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

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%CIK: 0001543418

For further information: Company Contact: Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088; Address: Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8

CO: Trilogy Metals Inc.

CNW 17:42e 03-AUG-26